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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-80522) of The Geon Company and in the related prospectus, in the Registration Statement (Form S-8 No. 33-92398) pertaining to The Geon Retirement Savings Plan, in the Registration Statement (Form S-8 No. 33-80262) pertaining to The Geon Company Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 33-62112) pertaining to The Geon Company Incentive Stock Plan, in the Registration Statement (Form S-8 No. 33-65520) pertaining to The Geon Company Retirement Plus Savings Plan, and in the Registration Statement (Form S-8 No. 33-65518) pertaining to The Geon Company Retirement Plus Savings Plan for Wage Employees of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of The Geon Company included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                       /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 29, 1999